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                                                                   Exhibit 10.37


[CART(TM) LETTERHEAD]
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CART, Inc. - 5350 West Lakeview Parkway South Drive -
Indianapolis, Indiana 46268 USA
Phone (317) 715-4100 - Fax (317) 715-4101
www.cart.com


February 19, 2003


Mr. Derrick Walker
Walker Racing
4035 Championship Drive
Indianapolis, IN 46268

Dear Mr. Walker:

     This letter is intended to memorialize the Agreement between CART, Inc. and Walker Racing by which CART agrees to exchange a large quantity of Reynard parts for one (1) show car. The exchange of the parts and show car shall pass simultaneously. Both the show car and the parts are being exchanged in an "as is" condition. No warranties or representations are made by either party as to the fitness of merchantability.

     If you are in agreement with the above description of the transaction, please execute this letter in the space provided below. This transaction is subject to approval by the Board of Directors of the parent company of CART, Inc. and will not become effective until such approval is secured.

     Thank you for your consideration.

Sincerely,
CART, Inc.                                AGREED AND ACCEPTED:


/s/ David Clare                           /s/ Derrick Walker
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David Clare                               Walker Racing
Chief Operating Officer                   By: Derrick Walker
DC/cma